Exhibit 99.1
News Release
JBT Corporation
70 W. Madison
Suite 4400
Chicago, IL 60602

For Release: Immediate

Investors & Media:	Jeff Scipta	+1 312 861 5930

JBT Corporation Reports Record Revenue and Earnings in 2016

Full-year 2016 Highlights:

◦	Revenue of $1.4 billion, up 22 percent from 2015

◦	Segment operating profit of $158.3 million, an increase of 28 percent

◦	Diluted earnings per share from continuing operations of $2.28, or $2.56 on an adjusted basis, compared with $1.88 in 2015

2017 Outlook:

◦	Expects 2017 revenue growth of approximately 15 percent, comprised of organic growth of 3 - 5 percent and 11 percent growth from completed acquisitions

◦	Anticipates segment operating margin expansion of approximately 50 basis points

◦	Projects 2017 earnings per share of $3.05 - $3.20, including a $0.10 net tax benefit

CHICAGO, February 27, 2017—JBT Corporation (NYSE: JBT), a leading global technology solutions provider to high-value segments of the food and beverage industry, today reported results for 2016.
Revenue increased 22 percent from 2015, comprised of 9 percent organic growth and 13 percent growth from acquisitions. Segment operating profit margin improved 56 basis points to 11.7 percent in 2016.
Diluted earnings per share from continuing operations was $2.28 for 2016. Excluding the $12.3 million restructuring expense, adjusted diluted earnings per share from continuing operations was $2.56. Diluted earnings per share from continuing operations was $1.88 in 2015.
“We ended the year with another strong performance, delivering excellent full-year gains in revenue and profitability,” said Tom Giacomini, Chairman, President and Chief Executive Officer. “And we are energized by JBT’s outlook for 2017 and beyond.”
Orders and Backlog
For 2016, inbound orders of $1.4 billion increased 11 percent from the prior year, reflecting increases of 15 percent at FoodTech and 3 percent at AeroTech. Backlog improved 7 percent compared to year-end 2015.

Investment for Growth
In 2016, JBT continued to invest in its business, accelerating development of innovative new products and building its recurring revenue from Customer Care. The Company also pursued its disciplined acquisition program, adding complementary technologies that enable JBT to provide more valued solutions to customers.
In the fourth quarter of 2016, JBT completed acquisitions of Cooling and Applied Technologies (C.A.T.), a leading producer of chillers, injection, marination, weighing, freezing, and refrigeration systems, primarily for the poultry industry, and Tipper Tie, Inc., a leading provider of engineered production and packaging solutions, and related consumables to the food industry.
Transaction costs and purchase price accounting associated with the two acquisitions resulted in a $0.05 per share dilution in the fourth quarter of 2016. JBT continues to expect the collective benefit of the two transactions to be $0.13 - $0.22 per share in 2017 and $0.38 - $0.48 per share in 2018.
On February 27, 2017, JBT announced the acquisition of Avure Technologies, Inc., a leading provider of high pressure processing (HPP) systems and associated parts and service. HPP is a cold pasteurization technology that ensures food safety without heat or preservatives, maintaining fresh food characteristics desired by consumers such as flavor and nutritional value, while extending shelf life.
“We are particularly excited about welcoming the Avure team to JBT and the access they provide to the rapidly growing market for HPP,” stated Giacomini. “Together, we now offer our customers around the world a market-leading suite of food preservation solutions with broad application across both protein and liquid foods.”
The Company expects the acquisition of Avure to add annual revenue of approximately $50 million. Transaction costs and purchase price accounting associated with the acquisition are expected to more than offset earnings generated under JBT ownership in 2017, resulting in dilution of approximately $0.05 per share. The Company anticipates earnings accretion of $0.07 - $0.12 per share in 2018 and $0.12 - $0.17 per share in 2019.

Elevate Strategy
On November 3, 2016, at the Company’s Investor Day, JBT introduced its 2017 - 2019 Elevate Strategy. “With Elevate, we are building on the success of the Next Level strategy we introduced in 2014, and established new targets for growth and profitability,” added Giacomini. “Through the 2017 to 2019 period, we are targeting annual revenue growth of 9 to 12 percent, EPS growth of about 15 percent, and return on invested capital of approximately 15 percent.”
Fourth Quarter 2016
Fourth quarter 2016 revenue increased 14 percent from the year-ago period, comprised of 5 percent organic growth and 9 percent growth from acquisitions. Segment operating profit margin improved 30 basis points to 12.0 percent.

Diluted earnings per share from continuing operations was $0.78 for the fourth quarter of 2016. Excluding restructuring expense, adjusted diluted earnings per share from continuing operations was $0.85. Diluted earnings per share from continuing operations was $0.70 in the fourth quarter of 2015.
2017 Outlook
For 2017, the Company anticipates revenue growth of approximately 15 percent, reflecting organic growth of 3 to 5 percent and growth from completed acquisitions of about 11 percent. The Company expects total segment operating margin in 2017 to expand approximately 50 basis points relative to 2016. The Company forecasts diluted earnings per share in the range of $3.05 - $3.20, including the dilutive effect of the Avure acquisition, and a net tax benefit of approximately $0.10 per share. This net tax benefit includes a $0.20 per share discrete benefit from new accounting rules for stock compensation in the first quarter, partially offset by an otherwise higher tax rate for the year.
Prior to the discrete tax benefit, the Company expects first quarter 2017 earnings to be roughly flat year over year, primarily due to acquisition-related accounting and higher interest expense.

2016 Earnings Conference Call
A conference call is scheduled for 10:00 a.m. EST on Tuesday, February 28, 2017 to discuss 2016 financial results. Participants may access the conference call by dialing (877) 201-0168 in the U.S. and Canada or (647) 788-4901 for international callers and using conference ID 49797408, or through the Investor Relations link on our website at http://ir.jbtcorporation.com. An online audio replay of the call will be available on the Company’s Investor Relations website at approximately 1:30 p.m. EST on February 28, 2017.
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JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry with focus on proteins, liquid foods and automated system solutions. JBT designs, produces and services sophisticated products and systems for multi-national and regional industrial customers through its FoodTech segment. JBT also sells critical equipment and services to domestic and international air transportation customers through its AeroTech segment. JBT Corporation employs approximately 5,000 people worldwide and operates sales, service, manufacturing and sourcing operations in more than 25 countries. For more information, please visit www.jbtcorporation.com.
This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. These risks and uncertainties are described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission that may be accessed on the Company’s website. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue	$405.0	$354.4	$1,350.5	$1,107.3
Cost of sales	291.0	252.5	969.8	790.4

Gross profit	114.0	101.9	380.7	316.9

Selling, general and administrative expense	68.3	64.9	236.7	207.0
Research and development expense	5.9	5.2	23.6	18.2
Restructuring expense	2.9	—	12.3	—
Other expense, net	2.6	0.8	4.7	2.7

Operating income	34.3	31.0	103.4	89.0

Net interest expense	2.4	1.5	9.4	6.8
Income from continuing operations before income taxes	31.9	29.5	94.0	82.2
Provision for income taxes	8.5	8.6	26.0	26.2
Income from continuing operations	23.4	20.9	68.0	56.0
Loss from discontinued operations, net of taxes	(0.3)	—	(0.4)	(0.1)
Net income	$23.1	$20.9	$67.6	$55.9

Basic earnings per share:
Income from continuing operations	$0.79	$0.71	$2.31	$1.90
Loss from discontinued operations	(0.01)	—	(0.01)	(0.01)
Net income	$0.78	$0.71	$2.30	$1.89

Diluted earnings per share:
Income from continuing operations	$0.78	$0.70	$2.28	$1.88
Loss from discontinued operations	(0.01)	—	(0.01)	—
Net income	$0.77	$0.70	$2.27	$1.88

Weighted average shares outstanding
Basic	29.4	29.5	29.4	29.5
Diluted	29.9	29.8	29.8	29.8

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited and in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Income from continuing operations as reported	$23.4	$20.9	$68.0	$56.0

Non-GAAP adjustments:
Restructuring expense	2.9	—	12.3	—

Impact on tax provision from Non-GAAP adjustments	(0.9)	—	(3.9)	—

Adjusted income from continuing operations	$25.4	$20.9	$76.4	$56.0

Income from continuing operations as reported	$23.4	$20.9	$68.0	$56.0
Total shares and dilutive securities	29.9	29.8	29.8	29.8
Diluted earnings per share from continuing operations	$0.78	$0.70	$2.28	$1.88

Adjusted income from continuing operations	$25.4	$20.9	$76.4	$56.0
Total shares and dilutive securities	29.9	29.8	29.8	29.8
Adjusted diluted earnings per share from continuing operations	$0.85	$0.70	$2.56	$1.88

The above table contains adjusted income from continuing operations and adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures, and are intended to provide an indication of our underlying ongoing operating results and to enhance investors’ overall understanding of our financial performance by eliminating the effects of certain items that are not comparable from one period to the next. In addition, this information is used as a basis for evaluating our performance and for the planning and forecasting of future periods. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Unaudited and in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income	$23.1	$20.9	$67.6	$55.9

Loss from discontinued operations, net of taxes	(0.3)	—	(0.4)	(0.1)

Income from continuing operations as reported	23.4	20.9	68.0	56.0

Provision for income taxes	8.5	8.6	26.0	26.2
Net interest expense	2.4	1.5	9.4	6.8
Depreciation and amortization	11.3	8.7	38.5	29.6

EBITDA	45.6	39.7	141.9	118.6

Restructuring expense	2.9	—	12.3	—

Adjusted EBITDA	$48.5	$39.7	$154.2	$118.6

The above table provides net income as adjusted by income taxes, net interest expense and depreciation and amortization expense recorded during the period to arrive at EBITDA. Further, we add back to EBITDA significant expenses that are not indicative of our ongoing operations to calculate an Adjusted EBITDA for the periods reported. Given the Company’s Elevate focus on growth through strategic acquisitions, management considers Adjusted EBITDA to be an important non-GAAP financial measure. This measure allows us to monitor business performance while excluding the impact of amortization due to the step up in value of intangible assets, and the depreciation of fixed assets. We use Adjusted EBITDA internally to make operating decisions and believe this information is helpful to investors because it allows more meaningful period-to-period comparisons of our ongoing operating results. This information is not intended to nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

JBT CORPORATION
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue
JBT FoodTech	$285.8	$244.2	$928.0	$725.1
JBT AeroTech	119.2	110.3	422.5	383.1
Intercompany eliminations	—	(0.1)	—	(0.9)
Total revenue	$405.0	$354.4	$1,350.5	$1,107.3

Income before income taxes
Segment operating profit (1)
JBT FoodTech	$35.2	$29.3	$113.2	$85.4
JBT AeroTech	13.2	12.0	45.1	38.2
Total segment operating profit	48.4	41.3	158.3	123.6

Corporate expense (1)	(11.2)	(10.3)	(42.6)	(34.6)
Restructuring expense	(2.9)	—	(12.3)	—

Operating income	$34.3	$31.0	$103.4	$89.0

Other business segment information

Inbound Orders
JBT FoodTech	$250.6	$253.2	$915.6	$795.8
JBT AeroTech	108.8	138.4	442.0	430.5
Intercompany eliminations	—	(0.2)	—	(0.9)
Total inbound orders	$359.4	$391.4	$1,357.6	$1,225.4

			As of December 31,
			2016	2015
Order Backlog
JBT FoodTech			$325.5	$308.1
JBT AeroTech			231.5	212.6
Total order backlog			$557.0	$520.7

(1) Segment operating profit is defined as total segment revenue less segment operating expenses. Corporate expense, restructuring expense, interest income and expense and income taxes are not allocated to the segments. Corporate expense generally includes corporate staff-related expense, stock-based compensation, pension and other postretirement benefit expenses not related to service, LIFO adjustments, certain foreign currency related gains and losses, and the impact of unusual or strategic events not representative of segment operations.

JBT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in millions)

	December 31,
	2016	2015

Cash and cash equivalents	$33.2	$37.2
Trade receivables, net	260.5	212.5
Inventories	139.6	104.9
Other current assets	51.7	41.6
Total current assets	485.0	396.2

Property, plant and equipment, net	210.2	181.1
Other assets	492.2	298.8
Total assets	$1,187.4	$876.1

Short-term debt and current portion of long-term debt	$7.1	$2.2
Accounts payable, trade and other	135.7	110.7
Advance and progress payments	110.5	115.8
Other current liabilities	139.7	124.4
Total current liabilities	393.0	353.1

Long-term debt, less current portion	491.6	280.6

Accrued pension and other postretirement benefits, less current portion	86.1	90.7
Other liabilities	36.8	22.0

Common stock and additional paid-in capital	70.3	65.8
Retained earnings	266.6	211.1
Accumulated other comprehensive loss	(157.0)	(147.2)
Total stockholders' equity	179.9	129.7
Total liabilities and stockholders' equity	$1,187.4	$876.1

JBT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in millions)

	Twelve Months Ended
	December 31,
	2016	2015

Cash flows from operating activities:
Income from continuing operations	$68.0	$56.0

Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	38.5	29.6
Other	8.1	11.7

Changes in operating assets and liabilities:
Trade accounts receivable, net	(29.0)	(11.3)
Inventories	(2.9)	15.6
Accounts payable, trade and other	16.1	10.4
Advance and progress payments	(17.0)	26.9
Other - assets and liabilities, net	(13.9)	(26.7)

Cash provided by continuing operating activities	67.9	112.2

Cash required by discontinued operating activities	(0.5)	(0.3)

Cash provided by operating activities	67.4	111.9

Cash flows required by investing activities:
Acquisitions, net of cash acquired	(232.0)	(150.9)
Capital expenditures	(37.1)	(37.7)
Other	2.3	3.5

Cash required by investing activities	(266.8)	(185.1)

Cash flows required by financing activities:
Net borrowings on credit facilities	215.1	106.4
Dividends	(11.8)	(11.2)
Purchase of treasury stock	(4.3)	(7.7)
Other	(4.1)	(3.6)

Cash required by financing activities	194.9	83.9

Effect of foreign exchange rate changes on cash and cash equivalents	0.5	(6.8)

Increase (decrease) in cash and cash equivalents	(4.0)	3.9

Cash and cash equivalents, beginning of period	37.2	33.3

Cash and cash equivalents, end of period	$33.2	$37.2